Exhibit 99.1

Helicos BioSciences Reports Q1 2008 Financial Results

CAMBRIDGE, Mass., Apr 29, 2008 (BUSINESS WIRE) — Helicos BioSciences Corporation (NASDAQ: HLCS) announced today its financial results for the quarter ended March 31, 2008.

“In the first quarter of 2008, Helicos crossed the threshold from being an R&D company to becoming a commercial operation,” said Steve Lombardi, Helicos President and Chief Operating Officer. “We presented data at the AGBT meeting in February, shipped our first instrument in March, and published an important manuscript in the April 4th issue of the journal Science demonstrating the power of our tSMSTM  technology through the sequencing of a genome of an organism.”

Q1 2008 Financial Results

For the first quarter of 2008, the Company reported a net loss attributable to common stockholders of $11,798,000 or $0.57 per share. This compares to a net loss attributable to common stockholders of $26,490,000 for the first quarter of 2007, which included a non-cash charge of $18,140,000 for the conversion feature related to the convertible preferred stock issued in January 2007. These shares were automatically converted to common stock in May 2007 when the Company completed its initial public offering.

The Company reported $113,000 in revenue for the first quarter of 2008, compared with $92,000 in revenue for the first quarter of 2007. These amounts represent grant revenue from the National Institutes of Health.

Total operating expenses for the first quarter of 2008 were $11,889,000 compared with $8,636,000 for the first quarter of 2007.

The Company ended the first quarter of 2008 with $37,915,000 in cash. The first quarter spend in cash, beyond the spend for R&D and SG&A, included approximately $2.6 million to purchase materials which increased its inventory. The Company has 12 sets of parts for HeliScope instruments in raw materials, work in process, or in final test.  During the first quarter, the Company invested approximately $1.5 million in specific, non-recurring investments. These included investments in manufacturing infrastructure and in scientific informatics infrastructure to support its internal R&D efforts.

Operational Update

Helicos presented data regarding the performance of True Single Molecule Sequencing (tSMS)TM at the AGBT conference. Presented data showed 99.5% per base accuracy across read lengths of 25 to 50 bases with consistent, efficient coverage. The data also showed high accuracy through homopolymer regions.

On March 5, 2008, Helicos shipped its first instrument, the Helicos(TM) Genetic Analysis System, to Expression Analysis, a leader in providing a wide range of genomics services to the pharmaceutical industry and several large academic health centers.

Subsequent to the close of the quarter, scientists from the company published a manuscript in the April 4, 2008 issue of the journal Science reporting for the first time ever the sequence of an organism obtained by single molecule sequencing methods.

Other highlights from the first quarter of 2008 include the Company’s announcement of a microRNA collaboration with miRNA expert Victor Ambros of University of Massachusetts Amherst. In addition, Helicos appointed Dr. Elisabeth Allison to the Board of Directors.

Conference Call and Webcast

Helicos’ management team will hold a conference call at 9:00 a.m. Eastern time today, April 29, 2008 to review its operating results for the first quarter of 2008. Mr. Stanley Lapidus, Chairman and Chief Executive Officer, and Mr. Steve Lombardi, President and Chief Operating Officer, will lead the call.

Date & Time: Tuesday, April 29, 2008 at 9:00 a.m. Eastern time

Conference Call Numbers:

Domestic: 877-545-1490

International: 719-325-4926

Webcast: www.helicosbio.com

A dial-in replay of the conference call will be available from 12:00 pm ET on April 29 through May 2 at 888-203-1112 (domestic), 719-457-0820 (international), passcode: 9332240. The webcast will be archived and available for 7 days via the Investor Relations section of Helicos’ website.

About Helicos BioSciences

Helicos BioSciences is a life science company focused on innovative genetic analysis technologies for the research, drug discovery, and diagnostic markets. Helicos’ proprietary True Single Molecule Sequencing, tSMS(TM), technology allows direct measurement of billions of strands of DNA enabling scientists to perform experiments and ask questions never before possible. Helicos is a recipient of the $1,000 genome grant and committed to providing scientists the tools to unlock the era of genomic medicine. The company’s corporate headquarters are located at One Kendall Square, Building 700, Cambridge, MA 02139, and its telephone number is (617)264-1800. For more information, please visit www.helicosbio.com

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, management’s forecast of financial performance, expectations regarding the achievement of technical milestones, estimates of expenses and future revenues and profitability, product development and marketing plans, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Helicos’ control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, our ability to successfully scale the manufacturing process and commercialize the HeliScope system; our history of operating losses and ability to achieve profitability; our ability to establish manufacturing capabilities; the research and development spending levels of academic, clinical and governmental research institutions and pharmaceutical, biotechnology and agriculture companies who may purchase our HeliScope system; our reliance on third-party suppliers; competition; changing technology and customer requirements; our ability to operate in an emerging market; market acceptance of our technology; the length of our sales and implementation cycles; our dependence on large contracts for the sale and implementation of our HeliScope system; failure of our technology and products; our ability to maintain customer relationships and contracts; ethical, legal and social concerns surrounding the use of genetic information; our ability to retain our personnel and hire additional skilled personnel; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Helicos undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Helicos, see the disclosure contained in Helicos’ public filings with the Securities and Exchange Commission.

Helicos BioSciences Corporation

Condensed Statements of Operations

(in thousands except share and per share data)

	Three months ended
	March 31,
	(unaudited)
	2008	2007

Grant revenue	$113	$92

Operating expenses
Research and development	5,705	5,385
General and administrative	6,184	3,251
Total operating expenses	11,889	8,636
Operating loss	(11,776)	(8,544)
Interest income (expense), net	(22)	194
Net loss	(11,798)	(8,350)

Beneficial conversion feature related to Series B
redeemable convertible preferred stock	—	(18,140)

Net loss attributable to common stockholders	$(11,798)	$(26,490)
Net loss attributable to common stockholders
per share--basic and diluted	$(0.57)	$(17.90)
Weighted average number of common shares
used in computation--basic and diluted	20,688,578	1,480,130

Helicos BioSciences Corporation

Balance Sheet Data

(in thousands)

	March 31,	December 31,
	2008	2007
	(unaudited)	(unaudited)

Cash	37,915	52,683
Working capital	37,801	50,446
Total assets	49,360	59,209
Total stockholders' equity	32,905	43,439